Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2009 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, of UTStarcom Inc., which appears in UTStarcom Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 31, 2009